Exhibit 99.01

Investview (“INVU”) Reports New Record $3.1 Million Month in
Bitcoin Mining Revenue & Completed its Strategic Technology Migration Project Providing Significant Improvement to Gross Margins

Investview, Inc. has completed the strategic relocation of its largest mining operation to a more cost-effective region with long-term, low cost and sustainable power rates, providing significant reduction in mining cost and further expansion to gross margins.

Eatontown, NJ, April 1, 2021 (GLOBE NEWSWIRE) — Investview, Inc. (OTCQB: INVU), a diversified financial technology company that through its subsidiaries and global distribution network provides financial technology, education tools, content, research, and management of digital asset technologies with a focus on Bitcoin mining and the new generation of digital assets, expects to report that Investview’s SAFETek subsidiary has reached a new all-time-high monthly revenue and profit margin for the month of March, 2021.

●	SAFETek increased its Bitcoin Mining Revenue to a new all-time high of $3.1M in March, which is an estimated 32.5% increase from the $2.34M of Gross Revenue generated in February, and an estimated 12% increase from the prior all time high of $2.77M generated in January 2021.

●	SAFETek also reduced the overall cost of its mining operation by moving approximately 71% of its mining servers to a new lower fixed-cost mining location. The technology migration was completed in phases with minimal downtime in February and early March 2021.

●	As a result of the technology migration, SAFETek increased its Gross Profit Margin by an estimated 11 percentage points to 77% between January 2021 and March 2021.

●	Over the same three-month period, actual gross profits increased by 33% from $1.8M in January 2021, to $1.6M in February (during the move), to an estimated all time high of $2.4M in gross profit in March 2021.

Rob Walther, SAFETek’s EVP of Crypto Operations also commented, “The successful technology migration of over 70% of our highest performing mining servers to a new and lower fixed cost mining facility, is the result of our ongoing strategy to run at the lowest cost possible while continually optimizing and expanding our mining equipment. This strategy has achieved tremendous results with a new all-time high Gross Revenue of $3.1M and Gross Profit of $2.4M in March 2021. This also represented a new all-time high Gross Profit Margin of 77% in March, up from approximately 66% prior to the migration. At a new lower fixed cost and with greater efficiency, SAFETek is now well positioned to facilitate greater re-investment into assets that will continue to grow our mining profits.”

Note: The numbers included in this release are initial estimated results and are un-audited and may differ from numbers reported in our SEC filings due to compliance with US GAAP, and subject to final review by the Company’s independent auditors.

About Investview, Inc.

Investview, Inc. is a diversified financial technology and global distributor organization that operates through its subsidiaries to provide financial education tools, content, research, and management of digital asset technology that mines cryptocurrencies, with a focus on Bitcoin mining and the generation of digital assets. For more information on Investview and its family of wholly owned subsidiaries, please visit: www.investview.com.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies, and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “should,” “could,” “seek,” “intend,” “plan,” “goal,” “estimate,” “anticipate” or other comparable terms. These forward-looking statements are based on Investview’s current beliefs and assumptions and information currently available to Investview and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. More information on potential factors that could affect Investview’s financial results is included from time to time in Investview’s public reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. The forward-looking statements made in this release speak only as of the date of this release, and Investview, Inc. (“INVU”) assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Investor Relations

Contact: Mario Romano

Phone Number: 732.889.4308

Email: pr@investview.com